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                                                                 Exhibit (a)(12)


                                ING EQUITY TRUST

            FORM OF CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST
                           AND REDESIGNATION OF SERIES

                               SEPTEMBER 23, 2002

      The undersigned, being a majority of the trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Trust's Declaration of Trust dated June 12, 1998, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

      1. The "ING Equity and Income Fund" is redesignated the "ING Equity and Bond Fund."

      IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.



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Paul S. Doherty, as Trustee              Jock Patton, as Trustee


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J. Michael Earley, as Trustee            David W.C. Putnam, as Trustee


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R. Barbara Gitenstein, as Trustee        Blaine E. Rieke, as Trustee


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R. Glenn Hilliard, as Trustee            John G. Turner, as Trustee


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Walter H. May, as Trustee                Roger B. Vincent, as Trustee


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Thomas J. McInerney, as Trustee          Richard A. Wedemeyer, as Trustee